As filed with the Securities and Exchange Commission on June 30, 1999
                                               Registration No._________________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                        COMMUNITY INDEPENDENT BANK, INC.
             (Exact Name of registrant as specified in its charter)

          Pennsylvania                                   23-2357593
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                     Identification Number)

                              201 North Main Street
                               Bernville, PA 19506
                                 (610) 488-1200

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              --------------------

                                                     Copy to:

Arlan J. Werst, President and                 Charles J. Ferry, Esquire
 Chief Executive Officer                      Rhoads & Sinon LLP
Community Independent Bank, Inc.              One South Market Square
201 North Main Street                         P. O. Box 1146
Bernville, PA 19506                           Harrisburg, PA  17108-1146
(610) 488-1200                                (717) 233-5731

(Name, address, including zip code,
and telephone number, including
area code, of agent for service)

                              --------------------

Approximate date of commencement of proposed sale to the public July 6, 1999.

                              ---------------------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                        Calculation of Registration Fee
--------------------------------------------------------------------------------------------------------------------
  Title of each class                                 Proposed           Proposed maximum
  of securities to be        Amount to be         maximum offering      aggregate offering          Amount of
      registered              registered         price per share (1)         price (1)          registration fee
      ----------              ----------         -------------------         ---------          ----------------
--------------------------------------------------------------------------------------------------------------------
     Common Stock           225,000 shares             $ 12.00            $ 2,700,000.00            $ 750.60
====================================================================================================================

(1) Based, pursuant to Rule 457(c), upon the average of the High and Low price of Community Independent Bank, Inc. on June 28, 1999 as reported on the American Stock Exchange. On June 28, 1999, there were no reported transactions in the stock of Community Independent Bank, Inc. and the stock closed at $12.00 per share.

PROSPECTUS

               [COMMUNITY INDEPENDENT BANK, INC. LETTERHEAD LOGO]

                        STOCKHOLDER DIVIDEND REINVESTMENT
                             AND STOCK PURCHASE PLAN

                         ------------------------------

The Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan") of Community Independent Bank, Inc. ("CIB") provides Participants with a convenient and economical way to purchase CIB's Common Stock ("Shares") by investing cash dividends paid on their Shares and voluntary cash contributions in additional Shares. Some of the significant features of the Plan are:

     . Participants may purchase Shares through the automatic reinvestment of quarterly cash dividends on their Shares.

     . Participants may make voluntary cash contributions to be applied to the purchase of additional Shares.

     . The full available amount of cash dividends and voluntary cash contributions are invested in Shares because the Plan permits fractional interests in the Shares to be held in the Plan.

     . A beneficial owner of Shares held through a broker or other nominee name may participate in the Plan either by making an appropriate arrangement with the nominee or by having the Shares transferred and registered in the beneficial owner's name.

Participation in the Plan is voluntary. Participants may terminate their participation at any time. Stockholders who do not choose to participate in the Plan will continue to receive cash dividends, as declared, in the usual manner.

You should rely only on the information incorporated by reference or provided in this Prospectus or any Prospectus Supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any Prospectus Supplement is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved the Common Stock or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense

        It is suggested that this Prospectus be retained for future use.

                  The date of this Prospectus is June 15, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

CIB files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. To obtain information on the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov where you can
                                   ------------------
electronically access copies of our SEC filings.

The SEC allows us to "incorporate by reference" into this Prospectus information about CIB which is contained in the reports we file with the SEC. This means that we can disclose this information to you by referring to our SEC reports. The information incorporated by reference is deemed to be part of this Prospectus. The following is a list of the reports which are incorporated by reference in this Prospectus:

     . Our latest Annual Report on Form 10-KSB. At the date of this Prospectus, our latest Form 10-KSB Annual Report was our report for the year ended December 31, 1998.

     . Our latest Quarterly Report on Form 10-QSB and any amendments on Form 10-QSB/A. At the date of this Prospectus, our latest 10-QSB Quarterly Report was our report for the period ended March 31, 1999.

     . Any Quarterly Reports on Form 10-QSB Current Report on Form 8-K and proxy statements that we file after the date of our latest Annual Report on Form 10-KSB. At the date of this Prospectus, we had not filed any of these reports since the date of our latest Form 10-QSB filing.

Copies of the documents incorporated by reference in the Prospectus are available at the SEC's Public Reference Room and at its Internet site at the addresses given in the first paragraph under this caption. You can also obtain copies of any or all of the documents, without charge, by written or oral request to Community Independent Bank, Inc., 900 Corporate Drive, Reading, PA 19605, (610) 916-2200.



                                   THE COMPANY

     CIB is a one-bank holding company incorporated under the laws of the Commonwealth of Pennsylvania. CIB's principal subsidiary, Bernville Bank, N.A. (the "Bank"), is a national bank having its administrative offices in Bernville, Pennsylvania.

     CIB's corporate office is located at 201 North Main Street, Bernville, Pennsylvania 19506; its telephone number is (610) 488-1200.

                                    THE PLAN

     The following questions and answers explain the terms of CIB's Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan").


PURPOSE

     1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide holders of CIB's Common Stock ("Shares") with a simple, convenient and systematic method of investing cash dividends and voluntary cash contributions in additional Shares. The purchase of Shares pursuant to the Plan directly from CIB, in contrast to the purchase of Shares on the open market, will provide CIB with additional capital to be used for general corporate purposes.


PARTICIPATION

     2.   Who is eligible to participate?

     (a) Stockholders of record - all holders of record of Shares of Common Stock are eligible to participate in the Plan.

     (b) Beneficial Owner of Shares of Common Stock - Beneficial Owners whose Shares are registered in a name other than their own name (for example, in the name of a broker, bank or other nominee) may participate by having their Shares transferred into their own name, or by making arrangements for the broker, bank or other nominee to participate in the Plan on their behalf. Most major brokers, banks and other nominees will make such arrangements on request. See Question 6.

     Your right to participate in the Plan is not transferable to another person apart from a transfer of your underlying Shares.

     Persons who reside in jurisdictions in which it is unlawful for CIB to permit participation in the Plan are not eligible to participate in the Plan.

     CIB reserves the right to exclude from participation in the Plan persons who utilize the Plan to engage in short-term trading or arbitrage activities. Although CIB has no present intention regarding the exclusion of persons from participating in the Plan who utilize it to engage in short-term trading or other arbitrage activities, it reserves the right to do so if it encounters a pattern of trading that it considers abusive or objectionable.


PARTICIPATION CATEGORIES

     3.   What categories are available under the Plan?

     If you are a registered or a beneficial owner of Shares who is eligible to participate and you elect to become a Participant in the Plan, you must have all cash dividends on all of your Shares reinvested automatically in common stock.

     If you wish, you may also make Voluntary Cash Contributions to purchase Shares, subject to a minimum investment of $100 and maximum investments of $2,500 in any quarter.


BENEFITS AND DISADVANTAGES

     4.   What are the benefits and disadvantages of the Plan?

     The primary benefits of the Plan are:

 .    You may have the cash dividends on all of your Shares reinvested automatically in additional Shares of CIB's Common Stock.

 .    There are no brokerage commissions or service charges on Shares purchased directly from CIB for your account.

 .    Your reinvested cash dividends will be fully invested because the Plan provides for fractional Shares to be credited to your account. Additionally, dividends on such fractional shares, as well as on whole Shares participating in the Plan, will be reinvested automatically in additional Shares and credited to your Plan account.

 .    You may also invest in additional Shares by making voluntary cash contributions subject to an individual minimum limit of $100 and maximum limit of $2,500 per quarter.

 .    You will avoid cumbersome safekeeping of stock certificates for Plan Shares credited to your account.

 .    Periodic statements reflecting all current activity, including Shares purchased and latest Plan account balance will simplify your record keeping.

     The primary disadvantages of the Plan are:

 .    Participants who reinvest cash dividends will be treated for federal income tax purposes as having received a dividend payment, giving rise to a tax payment obligation without providing the Participant with immediate cash to pay such tax when it becomes due. See Question 21.

 .    Participants will not know the actual number of Shares purchased under the
     Plan until after the Pricing Period. See Questions 11 and 12.

 .    Shares deposited in a Plan account may not be pledged. See Question 23.

     Neither CIB nor the Administrator can assure a profit or protect against a loss on Shares purchased under the Plan.


ADMINISTRATION AND INTERPRETATION

     5.   Who will administer and interpret the Plan?

     The Plan will be administered by Bernville Bank, N.A. or such successor administrator as CIB may designate (the "Administrator"). The Administrator keeps records of Participants' accounts, sends regular account statements to Participants, and performs other duties relating to the Plan, but does not engage in the buying or selling of Shares on the open market. Shares purchased for each Participant under the Plan will be held by the Administrator on behalf of the Participants, unless and until a Participant requests that a stock certificate for his or her Shares be issued, as described in Question 17. The Administrator also serves as dividend disbursement agent, transfer agent and registrar for the Shares. Communications with the Administrator should be directed as follows:

                              Bernville Bank, N.A.
                              900 Corporate Drive
                              Reading, PA 19605
                           Attn: Shareholder Services

                       By telephone, call (610) 916-2200.

     When corresponding with the Administrator, we suggest that you give your daytime telephone number and area code.

     CIB has the right to establish procedures for administration of the Plan and to interpret the terms and conditions of the Plan. Its procedures and interpretations will be final, conclusive and binding.


ENROLLMENT

     6.   How do I become a Participant?

     If you are a registered holder, you may enroll in the Plan and become a Participant by completing and signing an Authorization Form (enclosed herewith) and returning it to the Administrator at the address set forth in Question 5. An additional Authorization Form may be obtained at any time from the Administrator. If you have your Shares registered in more than one name (e.g., joint tenants, trustees), all registered holders of such Shares must sign the Authorization Form exactly as their names appear on the account registration.

     If you are a beneficial owner but not a record holder of Shares, you must instruct your broker, bank or other nominee in whose name your Shares are held to participate in the Plan on your behalf.

     You may enroll in the Plan at any time. Once enrolled, you remain enrolled without further action on your part until you discontinue your participation or until the Plan is terminated. See Question 19 regarding withdrawal from the Plan and Question 29 regarding termination of the Plan. However, if there is any subsequent change in the manner in which your name appears on your certificate(s), you must sign another Authorization Form, and execute a stock power form to change the registration of your Plan account, in order to continue participation.

     If you are already enrolled in the Plan, you do not need to complete another Authorization Form to continue your participation.

     7. What are the participation options and what does the Authorization Form provide?

     The Authorization Form directs CIB to transfer to the Administrator, for the purchase of additional Shares, all of the cash dividends on (a) all Shares owned by you on the applicable Record Date, and (b) all whole and fractional Shares which have been credited to your Plan account. Shares in your Plan account are referred to as "Plan Shares." The Authorization Form also may direct the Administrator to acquire additional Shares with any voluntary cash contributions that you make and to reinvest automatically all subsequent dividends on Plan Shares. Cash dividends will continue to be reinvested on all Plan Shares until the Participant terminates participation, or the Plan is terminated.

     The Authorization Form provides for the purchase of Shares through the investment options described below.

     The investment options are as follows:

     (1)  "Dividend Contribution"

          This option directs the Administrator to invest in accordance with the Plan all cash dividends on all Shares then or subsequently owned by you, and also all cash dividends on your whole and fractional Plan Shares.

     (2)  "Voluntary Cash Contributions"

          This option permits you to make voluntary cash contributions and directs the Administrator to apply such contributions towards the purchase of additional Shares in accordance with the Plan.

     You may select one or both of the above options. In order to make voluntary cash contributions, you must also have elected to make dividend contributions. In each case, cash dividends on all Plan Shares added from time to time and held in your Plan account, will be reinvested, until you withdraw from the Plan altogether, or until the Plan is terminated. See Question 19 regarding notification of withdrawal to the Administrator.

     If you own Shares of record and also beneficially through one or more brokers, banks or other nominees, each such holding will be treated as a separate holding for purposes of authorizing participation in the Plan. To participate in the Plan for all of your holdings, separate Authorization Forms should be submitted by you individually for your record holdings and by each such nominee for your beneficial holdings with it.

     8.   When will participation in the Plan begin?

     Participation as to dividend reinvestment will begin with the next Dividend Payment Date after the Administrator's receipt of the Authorization Form, provided it is received by the Administrator by the Record Date for the applicable cash dividend. Historically, the Dividend Payment Dates for Common Stock have been in February, May, August and November. However, there is no assurance that dividends will be paid in the future or that they will be paid on those dates. The "Record Date" is the date used by the CIB for determining who are the stockholders of record for the purpose of receiving any cash dividend.

     Participation as to Voluntary Cash Contributions will commence with the next Investment Date (as defined in Question 9), provided that authorization therefor and the funds to be invested are received by the "Cash Due Date", which is the fifth day preceding the Dividend Payment

Date. Should the authorization (or the funds to be invested) arrive after the time indicated above, the funds will be returned to the Participant.


PURCHASES

     9.   When will Shares be purchased under the Plan?

     Purchases from CIB of treasury Shares or authorized but unissued Shares will be made on the relevant Investment Date.

     Purchases on the open market or in negotiated transactions will be made and completed within a ten (10) trading day period commencing on the applicable Dividend Payment Date (the first such day being the "Investment Date"), except where completion at a later date is necessary or advisable under applicable federal securities laws.

     There can be no assurance as to the declaration or payment of dividends and nothing contained in the Plan obligates CIB to declare or pay any dividends. The Plan does not represent a change in CIB's dividend policy or a guarantee of future dividends, which will continue to be determined by the Board of Directors based upon CIB's earnings, financial condition and other factors.

     10.  What is the source of Shares to be purchased under the Plan?

     Shares purchased under the Plan come from (a) treasury shares or authorized by unissued shares purchased directly from CIB, (b) shares of CIB purchased on the open market, or (c) a combination of such methods. CIB will determine the source of the Plan purchases, which may vary from time to time.

     11.  At what price will Shares be purchased?

     All Shares purchased through the Plan directly from CIB will be acquired at a price to you (the "Purchase Price") equal to the mean between the high and low sales price for the Shares on the American Stock Exchange (AMEX) as reported in the financial press, on the applicable Investment Date; provided, however, that if no trade is reported on AMEX for the applicable Investment Date, then on the most recent date preceding the applicable Investment Date on which a trade was reported.

     In the event the Shares subsequently become listed for trading on the NASDAQ Stock Market, or another national exchange, the Purchase Price will be the mean between the high and low sales prices for the Shares on the NASDAQ Stock Market or on the national exchange, as reported in the financial press, on the applicable Investment Date; provided, however, that if no trade is reported on the NASDAQ Stock Market or such exchange for the applicable Investment Date, then on the most recent date preceding the applicable Investment Date on which a trade was reported.

     All Shares purchased under the Plan through open market purchases will be acquired within a ten (10) trading day period commencing on the applicable Dividend Payment Date, at a price to you (the "Purchase Price") equal to the weighted average of the prices actually paid for the Shares (including any brokerage fees or commissions) purchased by the Plan through such open market purchases.

     12.  How many Shares will be purchased for Participants?

     The number of Shares that will be purchased for a Participant's Plan account will depend on the amount of cash dividends to be reinvested, voluntary cash contributions, or both, in a Participant's account, and the applicable Purchase Price of the Shares purchased. A Participant's Plan account will be credited with that number of Shares (including any fraction of a Share computed to three (3) decimal places) that results from dividing the total amount invested by the applicable Purchase Price. For purposes of this computation, the amount of a Participant's cash dividends will include cash dividends payable on all Participating Shares and on all Plan Shares.

     13.  How are open-market purchases of Shares made?

     In connection with open-market purchases of Shares pursuant to the Plan, the Administrator will transfer the cash dividends to be reinvested, and voluntary cash contributions, to an independent purchasing agent (the "Purchasing Agent"). The Purchasing Agent will be a broker-dealer registered under the Securities Exchange Act of 1934, as selected by the Administrator from time to time, who is unaffiliated with CIB. Aside from transferring funds to the Purchasing Agent, neither CIB nor the Administrator will have any influence on the manner, methods or timing of purchases of Shares on the open-market.


VOLUNTARY CASH CONTRIBUTIONS

     14.  Who will be eligible to make Voluntary Cash Contributions?

     All record holders of shares of Common Stock who elect to have dividends reinvested in accordance with provisions of the Plan may also elect to make Voluntary Cash Contributions.

     15.  What are the limitations on Voluntary Cash Contributions?

     To be applied to the purchase of Shares on any given Investment Date, Voluntary Cash Contributions must be received by the Administrator no later than the fifth day preceding the Dividend Payment Date (the "Cash Due Date"). Voluntary Cash Contributions may not be less than $100, up to a maximum of $2,500 in any quarter. CIB reserves the right in its sole discretion to determine whether Voluntary Cash Contributions are made on behalf of a particular Participant.

     16.  How does the voluntary cash contribution option work?

     A Voluntary Cash Contribution may be made by enclosing a check or money order with the Authorization Form (for new participants) or by forwarding a check or money order to the Administrator with a payment form which will be sent to Participants with each statement of account. Checks and money orders should be made payable to Bernville Bank and should include the Participant's social security number or taxpayer identification number.

     Any Voluntary Cash Contribution received on or before the Cash Due Date but no earlier than twenty (20) days prior to the relevant Dividend Payment Date, will be applied to the purchase of Shares within a ten (10) trading day period commencing with the Dividend Payment Date (the first such day being the "Investment Date") at a price determined in accordance with provisions of the Plan (see Question 11). Voluntary Cash Contributions made by check or other draft will not be applied to the purchase of Shares on or for such Investment Date unless such check or draft has cleared prior to such Investment Date. A Participant may obtain the return of any Voluntary Cash Contribution upon request received by the Administrator on or before the second business day prior to the Investment Date on which it is to be invested. Interest will not be paid on Voluntary Cash Contributions pending investment. Accordingly, you should send your Voluntary Cash Contribution to arrive shortly before the Cash Due Date.

     All Shares purchased through Voluntary Cash Contributions will automatically become Plan Shares and future cash dividends on such Shares will be reinvested through the Plan.

     You should be aware that because investments under the Plan are made as of specified dates, you lose any advantage that might otherwise be available from being able to select the timing of your investment.

CERTIFICATES

     17.  Will certificates be issued for Share purchases?

     All Shares purchased through the Plan will be held by the Administrator. This service protects against the loss, theft and destruction of certificates. Upon written request and payment of a $10 administrative fee, the Administrator will have certificates issued and delivered to you for any whole Shares credited to your account. Certificates will be issued only in the same names as those enrolled in the Plan. In no event will certificates for fractional Shares be issued.


REPORTS

     18.  What reports will be sent to Participants?

     Unless you are participating in the Plan through your broker, bank or other nominee, you will receive from the Administrator a detailed statement of your Plan account following each dividend payment and account transaction. These detailed statements will show total cash dividends received, total Shares purchased (including fractional Shares), the Purchase Price of each Share, and the total Shares held by you in the Plan. These statements should be retained by you to determine your tax cost basis for Shares purchased. If you are participating in the Plan through your broker or other nominee, you should contact such entity regarding a statement of your interests in the Plan.

     As a stockholder of CIB, you also will continue to receive copies of all material sent to stockholders including, without limitation, quarterly and annual reports and the notice of annual meeting and proxy statement.


WITHDRAWAL

     19.  How may Participants withdraw from the Plan?

     You may withdraw from the Plan by giving written notice to the Administrator and, thereafter, all dividends will be sent to you or to the nominee through which your Shares are held. If your written notice of withdrawal is received by the Administrator later than five (5) days prior to a Record Date and on or before the ensuing Investment Date, such withdrawal will not be effective until dividends for such Record Date have been reinvested and Shares credited to your Plan account. Upon withdrawal and payment of a $10 administrative fee, stock certificates for any whole Shares will be issued in the Participant's name. See Question 17. Any fractional Shares held in the Plan at the time of withdrawal will be converted to cash on the basis of the then current market price of the Shares (determined in accordance with the procedures described in response to Question 11 in connection with determining the Purchase Price of Shares purchased directly from CIB) on the date the Participant's written notice of withdrawal is received by the Administrator.


     20. Will participation end automatically on the Participant's death or incompetence?

     Participation in the Plan will not terminate automatically upon the death or incompetence of the Participant, even if CIB or the Administrator is aware of such event. However, the Participant's legal representative or successor may terminate further participation in the Plan at any time.


FEDERAL TAXES

     21. What are the principal federal income tax consequences of participating in the Plan?

     A Participant will be treated as having received dividend income equal to the aggregate Purchase Price on the Investment Date of Shares acquired directly from CIB with reinvested dividends on the Participant's Participating Shares. In the case of Shares acquired on the open market with reinvested dividends, a Participant will be treated as having received dividend income equal to the aggregate Purchase Prices of the Shares. Thus, a Participant recognizes dividend income even though these amounts are not actually received by the Participant in cash, but are applied to the purchase of Shares for the Participant's Plan account. In the case of corporate Stockholders, dividends received under the Plan may be eligible for the dividends-received deduction.

     A Participant's tax basis in the Shares acquired with reinvested dividends will include any amount the Participant is treated as having received as a taxable dividend. The holding period for such Shares will begin the day after the date that the Shares are purchased and end on the day the Participant sells the Shares.

     Upon the purchase of Shares from CIB with a cash investment, Participants who currently own Shares will be treated as having dividend income in an amount equal to the excess, if any, of the fair market value of the Shares acquired on the Investment Date over the cash investment. Shares purchased on the open market with a voluntary cash contribution shall not result in any income to the Participant. Shares purchased with a voluntary cash contribution will have a tax basis equal to the sum of the cash contribution. A Participant's holding period in such Shares will begin on the day after the date the Shares are purchased and end on the day the Participant sells the Shares.

     When a Participant receives certificates for whole Shares that were credited to the Participant's Plan account, the Participant will not realize any taxable income. However, a Participant who receives a cash adjustment for a fraction of a Share may realize gain or loss with respect to such fraction equal to the difference between the cash adjustment and the Participant's tax basis in such fraction.

     A Participant (other than certain exempt stockholders who establish the exemption to the Administrator's satisfaction, including, among others, all corporations and certain foreign individuals and entities) may be subject to 31% backup withholding on dividend income or proceeds from the sale of fractional or whole Shares held in the Plan unless the Participant provides to the Administrator its federal taxpayer identification number or social security number (TIN). Backup withholding may also apply if the IRS notifies CIB of under-reporting of interest or dividend income by the Participant. If backup withholding is required on dividend income, the Administrator will reinvest dividends net of the amount of tax withheld. In order to avoid backup withholding, a Participant must provide the Administrator with the Participant's correct TIN and certify that it is not subject to back-up withholding on Form W-9 or a substitute Form W-9 provided by the Administrator (or Form W-8, Certificate of Foreign Status, with respect to certain foreign Participants). Copies of these forms will be provided by the Administrator as part of the Authorization Form.

     In the case of those foreign Participants whose dividends are subject to U.S. income tax withholding, the amount of tax to be withheld will be deducted from the amount of dividends available to be reinvested under the Plan.

     The foregoing discussion is a summary of the principal federal income tax consequences of participating in the Plan and does not constitute tax advice. This summary is based on the current state of federal law and does not take into account possible changes in such law. Any such changes may have retroactive effect and may adversely affect the discussion in this summary. This summary does not address the special tax consequences that may be applicable to certain Participants subject to special tax treatment (including tax-exempt organizations, broker dealers, and foreign Stockholders). You should consult with their own tax advisors for further information with respect to the federal, foreign, state or local tax consequences of participation in the Plan.


OTHER PROVISIONS

     22.  What happens if a Participant disposes of or acquires additional
Shares?

     If a Participant sells or transfers all or any part of the Shares registered in the Participant's name, automatic dividend reinvestment will continue as long as there are Shares registered in the name of the Participant or held for the Participant in the Plan by the Administrator or until termination of enrollment. Similarly, if a Participant acquires additional Shares registered in the Participant's name, dividends paid on such Shares will automatically be reinvested until termination of enrollment or until other instructions are given.

     23.  May Shares in the Plan be pledged?

     Shares in the Plan may not be pledged and any purported pledge will be void. If you wish to pledge such Shares, you must first withdraw them from the Plan.

     24.  How will a Participant's Shares be voted?

     In connection with the exercise of Stockholder voting rights, each Participant will receive proxy materials enabling the Participant to vote the Shares held by the Participant directly and the whole Shares held for the Participant's account by the Administrator. All whole Shares held by the Administrator will be voted by the Administrator as designated by the Participant on the proxy card. Fractional shares may not be voted. If a Participant does not vote by proxy or in person and does not otherwise instruct the Plan to the contrary, Shares held for the Participant's account by the Administrator will not be voted.

     If the Participant owns Shares that are not deposited with the Administrator, the Participant may vote those Shares in the normal manner, even if they are Plan Shares.

     25.  Who pays the expenses of the Plan?

     There are no brokerage commissions or service charges on Shares purchased directly from CIB for a Participant's account. Brokerage fees on Shares purchased by the Purchasing Agent on the open market for a Participant's account are included as part of the Purchase Price of Shares. All costs of administering the Plan will be paid by CIB, except that the Administrator will charge a $10 fee for delivery of stock certificates upon a Participant's request or withdrawal from the Plan.

     26. What are the responsibilities of CIB and the Administrator under the Plan?

     Neither CIB nor the Administrator has any duties, responsibilities or liabilities except those expressly set forth in the Plan, or as imposed by applicable legal requirements including, without limitation, the federal securities laws.

     THE PARTICIPANT SHOULD RECOGNIZE THAT NEITHER CIB NOR THE ADMINISTRATOR CAN ASSURE A PROFIT OR PROTECT AGAINST A LOSS ON THE SHARES PURCHASED OR SOLD FOR A PARTICIPANT UNDER THE PLAN.

     27. What happens if CIB issues a stock dividend or declares a stock split or makes a rights offering?

     Any Shares distributed by CIB as a result of a stock dividend or a stock split on Plan Shares held under the Plan for a Participant will be credited to the Participant's account as additional Plan Shares.

     With respect to Shares issued through stock dividends or splits on Plan Shares not held by the Administrator, the newly issued Shares will become Plan Shares automatically.

     In the event that CIB makes rights available to holders of its Shares to purchase additional Shares or other securities, the rights issuable with respect to the Plan Shares will be distributed directly to the Participants, who will be free to exercise or otherwise dispose of the rights. Any Shares acquired by the Participant on the exercise of rights will become Participating Shares automatically.

     28.  How many Shares are available for purchase under the Plan?

     The Plan provides for the purchase of up to 225,000 Shares directly from CIB, whether such Shares are held as treasury Shares or are authorized but unissued Shares. Such number will be adjusted automatically in the event of a change in the capitalization of CIB arising out of any stock dividend, stock split, split-off, spin-off, recapitalization, merger, consolidation, exchange of shares or similar event which causes shares of any class to be issued in respect of the outstanding Shares of CIB's Common Stock or causes such Shares to be changed into the same or a different number of the same or another class or classes of securities.

     29.  May the Plan be changed or terminated?

     We intend to continue the Plan indefinitely. However, CIB reserves the right to amend, modify, suspend or terminate the Plan at any time. You will be notified in writing of any material changes in the Plan.


                                 USE OF PROCEEDS

     The proceeds to CIB from Shares of Common Stock sold by it pursuant to the Plan will be used for general corporate purposes.

                    INDEMNIFICATION UNDER THE SECURITIES ACT

     Except in limited circumstances, CIB is required by provisions in its By-laws to indemnify its directors and officers against liability incurred by them as a result of their service in those capacities. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling CIB pursuant to such provisions, CIB has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.


                                  LEGAL OPINION

     Rhoads & Sinon LLP, Harrisburg, Pennsylvania has rendered an opinion that Shares issued by CIB pursuant to the terms of the Plan will be duly authorized, fully paid and non-assessable.


                                     EXPERTS

     The consolidated financial statements and schedules incorporated by reference in this Prospectus and elsewhere in the Registration Statement to the extent and for the periods indicated in their reports have been audited by Beard & Company, Inc., independent public accountants, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

TABLE OF CONTENTS

                                                                           PAGE

THE COMPANY ...............................................................  2

THE PLAN ..................................................................  3
  Purpose .................................................................  3
  Participation ...........................................................  3
  Participation Categories ................................................  4
  Benefits and Disadvantages ..............................................  4
  Administration and Interpretation .......................................  5
  Enrollment ..............................................................  6
  Purchases ...............................................................  8
  Voluntary Cash Contributions ............................................  9
  Certificates ............................................................ 10
  Reports ................................................................. 11
  Withdrawal .............................................................. 11
  Federal Taxes ........................................................... 12
  Other Provisions ........................................................ 13

USE OF PROCEEDS ........................................................... 15

INDEMNIFICATION UNDER THE SECURITIES ACT .................................. 15

LEGAL OPINION ............................................................. 16

EXPERTS ................................................................... 16


               [COMMUNITY INDEPENDENT BANK, INC. LETTER HEAD LOGO]


            STOCKHOLDER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN



                                  June 15, 1999

                        COMMUNITY INDEPENDENT BANK, INC.

            STOCKHOLDER DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

                        Authorization and Enrollment Form


     To participate in the Community Independent Bank, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan, please complete and sign the attached Authorization and Enrollment Form, mark your investment option and return it in the enclosed envelope to the Plan Administrator as indicated below:

                                 Bernville Bank
                               900 Corporate Drive
                                Reading, PA 19605
                           Attn: Shareholder Services

     The attached form authorizes the enrollment of your account in the Plan. You may also make voluntary cash contributions from $100 to $2,500 per quarter to purchase additional Shares of Community Independent Bank, Inc.'s Common Stock. You may change or revoke your enrollment in the Plan at any time by notifying the Administrator in writing.

                        AUTHORIZATION AND ENROLLMENT FORM
                        COMMUNITY INDEPENDENT BANK, INC.
                      STOCKHOLDER DIVIDEND REINVESTMENT AND
                               STOCK PURCHASE PLAN

     In order to participate in the Community Independent Bank, Inc. Stockholder Dividend Reinvestment and Stock Purchase Plan (the "Plan"), you must complete the appropriate sections of this form and return it in the enclosed envelope to the Plan Administrator at the address shown above. The form appoints Bernville Bank, N.A. (the "Administrator"), as your agent to reinvest, as indicated thereon, the cash dividends paid on Shares registered in your name for the purchase of whole or fractional Shares of Common Stock under the terms and conditions set forth in the Description of the Plan which accompanied this form. By completing and signing this form, you certify that you have received the Description of the Plan and are a registered owner of Common Stock.

     Check all boxes and complete all blanks that are appropriate to your choice and complete all related blanks.

TO ENROLL SHARES:

[_] DIVIDEND CONTRIBUTION - Please apply dividends on all Shares now or hereafter registered in my name and all Shares credited to my Plan account to the purchase of additional Shares.


ACCOUNT REGISTRATION (CHECK ONE)

[_]  Individual Ownership - You alone own the shares.

[_] Joint Tenants with Right of Survivorship - You and one or more persons jointly own the shares with right of survivorship.

     The Administrator will act upon the written request of any owner in all matters pertaining to a joint account except for the sale or transfer of Shares, which requires the signatures of all owners.

[_]  Custodian Under Uniform Gifts to Minors Act

[_]  Other (Trust, Corporation, etc.)
     PLEASE SPECIFY

     Under penalty of perjury, I hereby certify that the Social Security Number or Tax Identification Number (TIN) indicated below is true and correct and that I am not subject to backup withholding per the Internal Revenue Code. (Delete "not" if you are subject to backup withholding.)


------------------------------------         -----------------------------------
Stockholder Signature                        Print Stockholder Name

------------------------------------         -----------------------------------
Stockholder Signature                        Print Stockholder Name

-------------------------                    -----------------------------------
Date

         Sign name(s) exactly as shown on stock certificate or as your account is registered. In case of joint owners, each joint owner must sign. If authorization is signed as attorney-in-fact, officer, administrator, executor, trustee or guardian, indicate title as such.

         Please complete the following sections with the name and address to which Plan account statements should be sent:


------------------------------------         -----------------------------------
Name                                         Social Security Number/TIN

------------------------------------         -----------------------------------
Address                                      Area Code and Telephone Number

------------------------------------
City

------------------------------------
State             Zip Code

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION1
         --------------------------------------------

         Registration Fees                           $750.60
         Blue Sky Fees                               $150
         Printing Costs                              $1,200
         Legal Expenses                              $3,500
         Miscellaneous                               $1,000
                                                     ------

                  Total:                             $6,600.60
                  =====                              =========

-----------------
1 Amounts listed relate to expenses estimated to be incurred in connection with this Registration Statement.


ITEM 15  INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------

     Pennsylvania Business Corporation Law (the "BCL") provides that a business corporation may indemnify directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the belief that the particular action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against a director or officer by or in the right of the corporation if the person entitled to indemnification shall have been adjudged to be liable to the Corporation unless and only to the extent a court determines that the person is fairly and reasonably entitled to indemnification. A corporation is required to indemnify directors and officers against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. The BCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under, among other things, any by-law provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The BCL authorizes a corporation to purchase insurance for directors and other representatives.

     As permitted by the BCL, CIB's Articles provide that a director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless the director breaches or fails to perform the duties of his or her office under the BCL, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions of CIB's Articles of Incorporation, however, do not apply to the responsibility or liability of a director pursuant to any criminal statute, or to the liability of a director for the payment of taxes pursuant to local, Pennsylvania or federal law. These provisions offer persons who serve on the Board of Directors of CIB protection against awards of monetary damages for negligence in the performance of their duties.

     CIB's Articles of Incorporation also provide that every person who is or was a director or executive officer of CIB, or of any Corporation which he served as such at the request of CIB, shall be indemnified by CIB to the fullest extent permitted by law against all expenses and liabilities reasonably incurred by or imposed upon him, in connection with any proceeding to which he may be made, or threatened to be made, a party, or in which he may become involved by reason of his being or having been a director or executive officer of CIB or such other company, whether or not he is a director or executive officer of CIB or such other company at the time the expenses or liabilities are incurred.

     CIB has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of CIB in connection with the performance of their duties.

ITEM 16   EXHIBITS
          --------

     See Exhibit Index at page II-6.


ITEM 17.  UNDERTAKINGS.
          ------------

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraph (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraph is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     E. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver, or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bernville, Commonwealth of Pennsylvania, on June 22, 1999.


                                 COMMUNITY INDEPENDENT BANK, INC.
                                 (Registrant)


                                 By:   /s/ Arlan J. Werst
                                     ---------------------------------
                                      Arlan J. Werst
                                      President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arlan J. Werst, Linda Strohmenger and Charles J. Ferry, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all those amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated below.


         Signature                    Title                         Date


/s/ Arlan J. Werst           President and Chief Executive       June 22, 1999
-------------------------    Officer and Director
Arlan J. Werst

/s/ Linda L. Strohmenger     Treasurer and Secretary (and
-------------------------    principal accounting officer)       June 22, 1999
Linda L. Strohmenger

/s/ John F. Hampson          Director                            June 22, 1999
-------------------------
John F. Hampson

/s/ Frederick P. Krott       Director                            June 22, 1999
-------------------------
Frederick P. Krott

/s/ Paul T. Manrodt          Director                            June 22, 1999
-------------------------
Paul T. Manrodt

/s/ Walter J. Potteiger      Director                            June 22, 1999
-------------------------
Walter J. Potteiger

/s/ Deborah K. Ritter        Director                            June 22, 1999
-------------------------
Deborah K. Ritter

/s/ John J. Seitizinger      Director                            June 22, 1999
-------------------------
John J. Seitizinger

/s/ Stratton D. Yatron       Director                            June 22, 1999
-------------------------
Stratton D. Yatron

                                  EXHIBIT INDEX
                                  -------------

                    (Pursuant to Item 601 of Regulation S-K)

Exhibit Number
--------------

 1      Not applicable.
 2      Not applicable.
 4      Not applicable.
 5      Opinion of Rhoads & Sinon LLP re:  legality of securities
 8      Not applicable.
12      Not applicable.
15      Not applicable.
23(a)   Consent of Rhoads & Sinon LLP (incorporated in Exhibit 5 above).
23(b)   Consent of Beard & Company, Inc.
24 Power of Attorney of Directors and Officers Community Independent Bank, Inc. (included on signature page to this Registration Statement).
25      Not applicable.
26      Not applicable.
27      Not applicable.
28      Not applicable.
99(a)   Community Independent Bank, Inc. Stockholder Dividend Reinvestment Plan.
99(b) Community Independent Bank, Inc. Plan Authorization and Enrollment Form (included as part of the Prospectus).
99(c) Community Independent Bank, Inc. Stockholder Dividend Reinvestment Plan Information Card
99(d)   Prospectus Transmittal Letter